EXHIBIT 10.2

PROSPECTIVE MEMBER LIST PURCHASE AGREEMENT

THIS PROSPECTIVE MEMBER LIST PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of October 10, 2012, by and between Triton Distribution Systems, Inc., a Colorado corporation (“Seller”), and Privileged World Travel Club, Inc., a Delaware corporation (“Buyer”).  Each of the Seller and the Buyer may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A.

In anticipation of the commencement of Buyer’s business operations, Seller has acquired a list consisting of approximately 9 Million names and contact information (the “List”) for potential or prospective members of the Buyer’s Privileged Travel Club (the “Club”).

B.

Buyer desires to purchase the List from the Seller, and Seller desires to sell and convey to the Buyer the List, all in the manner and subject to the terms and conditions set forth herein.

C.

The Buyer has prior to the execution of this Agreement acquired promissory notes issued by the Seller (the “Notes”), in exchange for which the Buyer has agreed to issue shares of its restricted common stock to the holders of the Notes.

D.

The Parties have previously entered into verbal discussions relating to the sale of the List by the Seller to the Buyer, the purchase price for the List, and the exchange or cancellation of the Notes for the List.

E.

The purpose of this Agreement is to formalize and memorialize the agreement between the Buyer and the Seller relating to the sale and purchase of the List and the exchange or cancellation of the Notes.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1
PURCHASE AND SALE TRANSACTION

1.1

Purchase and Sale of List.  On the terms and subject to the conditions set forth in this Agreement, Buyer shall purchase from Seller, and Seller shall sell, convey, assign, transfer and deliver to Buyer the List.

1.2

Purchase Price.  The agreed upon purchase price for the List shall be Five Million, Five Hundred Ninety-five Thousand Dollars ($5,595,000) (the “Purchase Price”).

1.3

Payment Terms.  As noted in the Recitals, prior to the execution of this Agreement, the Buyer has acquired certain Notes in an aggregate amount of Five Million, Five Hundred Ninety-five Thousand Dollars ($5,595,000), in exchange for which the Buyer has issued shares of its restricted common stock to the holders of such Notes.  By signing below, the Buyer agrees to cancel and return to the Seller the Notes, in full payment and satisfaction of the Purchase Price.  By signing below, the Seller agrees to accept the cancellation and return of the Notes as full payment and satisfaction of the Purchase Price.

1.4

Ownership of List.  By signing below, the Seller represents and warrants that Seller has good and marketable title to the List, free and clear of all liens or encumbrances of any kind or nature.  By signing below, Seller further represents, warrants, and agrees that this Agreement will effectively vest in Buyer good, valid and marketable title to, and ownership of, the List free and clear of all liens or encumbrances of any kind or nature.

ARTICLE 2
MISCELLANEOUS

2.1.

No Third-Party Beneficiaries.  Unless expressly stated herein to the contrary, no other third-party beneficiary shall have any legal or equitable right, remedy or claim under or with respect to any provision of this Agreement.

2.2.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the purchase of the List and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, that may have related in any way to such subject matter.

2.3.

Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of California.  Buyer and Seller agree that any lawsuit or proceeding brought by Seller against Buyer or by Buyer against Seller must be filed in the courts of San Francisco County, State of California.  Buyer and Seller agree to the exclusive jurisdiction of the Courts of California for such lawsuits and proceedings and that venue is proper in the Courts set forth in this Section.

2.4.

Expenses.  Except as otherwise specifically provided herein, each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties have executed this Prospective Member List Purchase Agreement as of the date first above written.

SELLER

BUYER

Triton Distribution Systems, Inc.

Privileged World Travel Club, Inc.

By:  /s/ Gregory Lykiardopoulos

By: /s/ Gregory Lykiardopoulos

Name:   Gregory Lykiardopoulos

Name: Gregory Lykiardopoulos

Its:  Chairman and Chief Executive Officer

Its:  President, CEO, Chairman of the Board

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